Exhibit 10.1

NOVAVAX, INC.

2015 Stock Incentive Plan

(Amended and Restated May 15, 2019)

Stock Appreciation Right Agreement

1.       Grant of Stock Appreciation Right. Novavax, Inc., a Delaware corporation (the “Company”), hereby grants to (the “Grantee”), as of (the “Date of Grant”), a stock appreciation right (the “SAR”), pursuant to the Company’s 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), relating to shares of Common Stock (“Shares”) of the Company, with a base value of $ per share, to be settled in Shares, and subject to the terms and conditions of, this Stock Appreciation Right Agreement (this “Agreement”) and the Plan.

The SAR evidenced by this Agreement is granted to the Grantee in connection with the Grantee’s employment by or service to the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2.       Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)       “Affiliate” means a subsidiary of the Company that would be described in the first sentence of Treas. Regs. § 1.409A-1(b)(5)(iii)(E)(1).

(b)       “Beneficiary” means, in the event of the Grantee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Grantee prior to the Grantee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Grantee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Grantee’s death, of an instrument of revocation in form acceptable to the Administrator.

(c)       “SAR Holder” means the Grantee or, if as of the relevant time the SAR has passed to a Beneficiary, the Beneficiary.

(d)       “Service” means the Grantee’s service relationship with the Company and its Affiliates. Service will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Grantee is providing services in a capacity described in Section 3(a) of the Plan to, the Company or an Affiliate. If a Grantee’s service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Grantee’s Service will be deemed to have terminated when the entity ceases to be an Affiliate unless the Grantee transfers Service to the Company or its remaining Affiliates.

3.       Vesting, Exercise and Expiration.

(a)       Vesting Schedule. As used herein with respect to the SAR or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding portion of the SAR means that the SAR is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, the SAR will vest as to .

(b)       Expiration Date. The latest date on which the SAR or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Expiration Date”). Except as provided in Section 5(e) of the Plan, if the SAR is not exercised by the Expiration Date the SAR or any remaining portion thereof will thereupon immediately terminate.

(c)       Exercise Procedure. No portion of the SAR may be exercised until such portion vests. Each election to exercise any vested portion of the SAR will be subject to the terms and conditions of the Plan and this Agreement and shall be in writing (including in electronic form), signed by the SAR Holder (or in such other form as is acceptable to the Administrator). Each such written exercise election must be received by the Company at its primary office or by such other party as the Administrator may prescribe and be accompanied by payment in full of any tax withholdings due in connection with such exercise as provided below. The SAR Holder may exercise a portion of the SAR, provided that no partial exercise of the SAR may be for any fractional Share.

(d)       Settlement upon Exercise. Upon exercise of the SAR, or any portion thereof, the Company shall issue to the Grantee a number of Shares (rounded down to the nearest whole share) having a Fair Market Value (determined as of the date on which the SAR is exercised) equal to the product of (a) the number of Shares with respect to which the SAR is exercised, and (b) the excess, if any, of (i) the Fair Market Value per Share upon the date of such exercise over (ii) the base value per share.

(e)       Treatment of the SAR upon Cessation of Service. If the Grantee’s Service ceases, the SAR, to the extent not already vested, will cease to vest, except as provided in the last sentence of Section 3(a) and will be forfeited on the date that is three months after the date the Grantee’s Service ceases, and any vested portion of the SAR that is then outstanding will be treated as follows:

(i)                 Subject to clauses (ii) and (iii) below and Section 4 of this Agreement, the SAR, to the extent vested immediately prior to the cessation of the Grantee’s Service, will remain exercisable until the earlier of (A) the date that is three months following the date of such cessation of Service, or (B) the Expiration Date, and except to the extent previously exercised as permitted by this Section 3(e)(i) will thereupon immediately terminate.

(ii)              Subject to clause (iii) below and Section 4 of this Agreement, the SAR, to the extent vested immediately on or prior to (A) the cessation of the Grantee’s Service due to death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto), or (B) the Grantee’s death within three months following the Grantee’s termination of Service, will remain exercisable until the earlier of (x) the first anniversary of the date of the Grantee’s death or of the date of the termination of the Grantee’s Service due to disability, as applicable, or (y) the Expiration Date, and except to the extent previously exercised as permitted by this Section 3(e)(ii) will thereupon immediately terminate.

(iii)            If the Grantee’s Service is terminated by the Company and its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), the SAR (whether or not vested) will immediately terminate and be forfeited upon such termination.

4.       Forfeiture; Recovery of Compensation.

(a)       The Administrator may cancel, rescind, withhold or otherwise limit or restrict the SAR at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)       By accepting the SAR, the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the SAR, under the SAR, including to any Shares acquired under the SAR or proceeds from the disposition thereof, are subject to Section 8(f) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

5.       Transfer of SAR. The SAR may not be transferred except as expressly permitted under Section 8(c) of the Plan.

6.       Withholding.

(a)       The Grantee acknowledges and agrees that any income or other taxes due with respect to the SAR or any Shares to be delivered pursuant to the exercise of the SAR shall be the Grantee’s responsibility. As a condition to the exercise of the SAR, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or any of its Affiliates relating to the SAR, the Company shall be entitled to (i) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to the SAR Holder, whether or not pursuant to the Plan, (ii) require the SAR Holder to remit in cash to the Company, or (iii) enter into any other suitable arrangements to withhold, in each case, an amount sufficient to satisfy such withholding obligation. The SAR Holder authorizes the Company to withhold such amounts as may be necessary to satisfy the applicable federal, state and local withholding tax requirements that may arise in connection with this Award from any amounts otherwise owed to the Grantee, but nothing in this sentence shall be construed as relieving the SAR Holder of any liability for satisfying his or her tax obligations.

(b)       Unless the Company notifies the SAR Holder in writing in connection with any exercise of the SAR, the Company shall hold back from the Shares otherwise deliverable hereunder that number of Shares necessary to satisfy the minimum applicable tax withholding obligation.

7.       Effect on Service. Neither the grant of the SAR, nor the issuance of Shares upon exercise of the SAR, will give the Grantee any right to be retained in the service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her Service at any time.

8.       Rights as a Stockholder. The SAR Holder shall have no rights as a stockholder with respect to any Shares that may be delivered by exercise of the SAR (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) except as to Shares actually issued under the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

9.       Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Grantee. By exercising all or any part of the SAR, the SAR Holder agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

10.       Acknowledgements. The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument and (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder.

NOVAVAX, INC.

By:
Name:
Title:

GRANTEE’S ACCEPTANCE

The undersigned hereby accepts the SAR and agrees to the terms and conditions of this Agreement and the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan.

GRANTEE

SIGN NAME

PRINT NAME

PRINT ADDRESS

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